Exhibit 10.17

                       NETWORK SALES AND SERVICE AGREEMENT

This Agreement made as of August 19, 1998, by and between QUEST NET Corp., a Colorado Corporation, 2740 E Oakland Park Boulevard, Suite 206, Fort Lauderdale, Florida 33306 ("QUEST NET"), "), Real-Time Encryption, Inc. a Florida Corporation, 265 South Federal Highway, Suite 335, Deerfield Beach Florida 33441 ("REAL TIME") and REAL-TIME's parent company, Secure Transaction International Corp., a Florida Corporation, 265 South Federal Highway, Suite 335, Deerfield Beach Florida 33441 ("STIC").

                               W I T N E S E T H:

                                    RECITALS

         WHEREAS, QUEST NET operates data communications and message switching networks and provides data network and communications services and related equipment and devices, individually or through affiliates, suppliers and agents (collectively referred to herein as QUEST NET); and

         WHEREAS, REAL TIME wishes to purchase and use QUEST NET Network Services (as defined in Section 2 below); and

         WHEREAS, QUEST NET wishes to grant to REAL TIME the right to purchase and use the QUEST NET Services; and

         WHEREAS, STIC is the parent corporation of REAL-TIME, its wholly owned subsidiary and,

         WHEREAS, STIC intends to become a company whose securities are publicly traded, and

         WHEREAS, STIC's Board of Directors has authorized the conversion of REAL-TIME preferred stock into the common stock of STIC.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the parties hereto agree as follows:

1. DEFINITIONS. The following terms shall have the following meanings for purposes of this Agreement:

1.1 "QUEST NETNet" shall mean the commercially available data, communications and message switching network owned, controlled, and/or directly managed by QUEST NET, its subsidiaries, affiliated companies, and agents.


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1.2 "Documentation" shall mean and shall be deemed to be included in all references to Equipment and/or Software hereunder and includes all reference materials, operation and technical specifications, guides, user manuals or other manuals or other materials in whatever form or on whatever media. REAL TIME may not disclose, distribute or copy documentation nor print copies of any documentation provided in electronic, digital, on-line or other form, except for its own inter-company use, without QUEST NET' express written consent.

1.3 "Equipment" shall mean any equipment, devices, items, or other materials supplied by QUEST NET to REAL TIME, or used by QUEST NET in connection with the Services provided to REAL TIME. REAL TIME is responsible for returning all QUEST NET supplied Equipment, which is in REAL TIME's possession, in good working order (reasonable wear and tear excepted) at the termination or expiration of this Agreement.

1.4 " Facility or Facilities" shall mean REAL TIME's offices located at 265 South Federal Highway, Suite 335, Deerfield Beach Florida 33441, from which interconnection between REAL TIME and QUEST NET will be provided hereunder, or any other physical location to which REAL TIME may relocate its offices, from which interconnection will be provided hereunder, or such other physical location, which the parties subsequently agree to in writing. QUEST NET shall provide REAL TIME, within 30 days prior to installation of the Interconnection and Equipment, or sooner upon the request of REAL TIME, with applicable Facilities Requirements which specify the power, insurance, environmental controls, cabling access, security and other requirements needed for the installation of the Interconnection and Equipment. QUEST NET, at Real Time's cost, shall be responsible for assuring that appropriate power, insurance, environmental controls, cabling access, security and other requirements are installed available and properly maintained in the Facility during the term of this Agreement.

1.5 "Internet" shall mean the United States public communications networks running the standard protocol known as "TCP/IP, among other communication protocols.

1.6 "NOC" shall mean any QUEST NET designed Network Operations Center staffed by QUEST NET personnel and responsible for coordinating and managing the operations of QUEST NETNet and coordinating any interconnections between QUEST NETNet and REAL TIME, as well as other network operators and telecommunications carriers.

1.7 "Site Renter" shall mean an item of Equipment provided by QUEST NET, which uses the standard Internet communications protocol known as TCP/IP at REAL TIME's Facility to interconnect REAL TIME to QUEST NET.

1.8 "Software" shall mean any programming software, computer code, and instructions, including network design and other similar information or

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intangible property provided by QUEST NET to REAL TIME, or used by QUEST NET in connection with providing services to REAL TIME under this Agreement.

2. TERM. The term of this Agreement shall be for a period of five (5) years from the date that this Agreement is countersigned by QUEST NET, unless terminated earlier by REAL TIME. Thereafter, this Agreement shall automatically renew for additional twelve months periods unless notice is given by either party, in writing, at least 30 days prior to the expiration of the Term, or any renewal thereof of its intent not to renew. Such renewal(s) shall be at the average monthly market rates in effect at the time of each renewal, less negotiated discounts and upon such other terms and conditions as the parties may mutually agree upon.

3. SCOPE OF SERVICES. For the purpose of this Agreement, REAL-TIME Services shall consist of the following data, communications network services, message switching and communication services, together with all Equipment and Software.

3.1. Attachment Services. QUEST NET attachment services shall consist of a high-speed network connection between REAL TIME and QUEST NETNet at the Facility. Such connection will facilitate communications between REAL TIME and the Internet. The QUEST NETNet attachment will be installed, managed, and operated by QUEST NET. QUEST NET will provide REAL TIME with all Equipment and Software necessary to connect REAL TIME to QUEST NETNet and its attached networks using the Internet standard referred to as TCP/IP protocol as well as any necessary carrier circuits between REAL TIME's Facilities and QUEST NETNet.

3.2 Connectivity and Communication Circuits. QUEST NET will contract with the appropriate communications carriers or other suppliers where necessary to provide connectivity between REAL TIME and QUEST NETNet. QUEST NET and such carriers and/or suppliers will be responsible for the physical management of the circuits, attachments and operations hereunder and for access coordination and central office services to help ensure end-to end responsibility for the initiation and management of REAL TIME's connections.

3.3 Attachment Management and Operations. QUEST NET will provide for prompt coordination and management of problem diagnosis, REAL TIME's determination and resolution on REAL TIME's network attachment via REAL TIME's designated NOC for any problems associated with QUEST NET Services. Equipment located at the NOC will be operational 24 hours a day, on a continuous basis in order to respond to operation and technical problems with Services, Equipment or Software. Account and billing information, requests to upgrade, notify or add Services or other customer service inquiries will be handled by REAL TIME's QUEST NET Account Executive.

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3.4 Site Routers. QUEST NET will provide, install, manage, operate and service all necessary Site Routers, routing equipment and/ or communication circuits at REAL TIME's Facilities. REAL TIME may elect, by written notice, when ordering either the initial services or any additional services hereunder, to provide and be responsible for any required routers, routing equipment and/or communications circuits to be installed and maintained at REAL TIME's Facilities, provided, however, that REAL TIME must ensure compliance with any technical specifications, operational character and REAL TIME's and other compatibility requirements for interconnection, as contemplated hereunder. QUEST NET may periodically release updates to REAL TIME's Site Routers. QUEST NET will install such updates provided that QUEST NET maintenance personnel are given access to the Facility for such installation. In the event that access is denied to QUEST NET, REAL TIME will be responsible for such installation.

3.5 End Nodal Switching System. QUEST NET will also provide, if necessary, Equipment which comprises an end nodal switching system ("ENSS"). This Equipment may be changed from time to time at QUEST NET' sole and absolute discretion, based on engineering changes, changes made to REAL TIME's Facilities, service upgrades, or shift in selection of models or suppliers of items of Equipment. Provided, however, that, in the event such change is necessary to ensure the quality of Services provided to REAL TIME, such change shall be a mandatory obligation of QUEST NET.

3.6 Network News. Without additional charge, and upon REAL TIME's request, QUEST NET will provide REAL TIME with access to those news services, which QUEST NET finds available at no charge for interconnection, or access through QUEST NETNet. REAL TIME may elect to receive any or all of the available news services and receive any information REAL TIME's selected providers choose to make available. QUEST NET shall have no responsibility or liability for the availability or content of such network news, including but not limited to its accuracy, relevancy, propriety, or appropriateness. REAL TIME's use of such service shall be the sole responsibility of REAL TIME.

3.7 Network Addressing and Domain Name Services (DNS). Network addresses associated with REAL TIME's network and its designated networks which have connectivity to QUEST NETNet, will be listed and/or advertised across QUEST NETNet and other QUEST NET managed networks in the same manner as QUEST NET lists and/or advertises all such addresses. Such listings or advertising may be subject to QUEST NET' policies and the rules, regulations and other criteria applicable to the Internet and/or other networks. REAL TIME agrees to accept all necessary actions that QUEST NET takes to comply with same. QUEST NET and its agents will work closely with REAL TIME's technical staff to implement the required technical communications, filters and routing tables necessary to ensure REAL TIME's network interoperability with the QUEST NETNet

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3.8 Network Backbone Services. Pursuant to the terms of this Agreement and for the consideration set forth herein, QUEST NET will (i) provide Internet backbone services, based upon the actual usage (ii) lease to REAL TIME the hardware necessary to operate a minimum of three T3 lines, while configuring same to operate in concert with the necessary router system and (iii) lease to REAL TIME space for equipment in a "co-location" area providing the necessary electrical supply, UPS backup and air conditioning. In addition, QUEST NET will provide Technical Support on an ongoing basis to assist REAL TIME in the operation of their business. QUEST NET will monitor all usage and will make available to REAL TIME the Bandwidth necessary to operate its business. REAL TIME shall be responsible for all applicable local loop charges. The charges for these services shall not exceed the estimated costs set forth in Section 4 below, provided however that if REAL TIME exceeds the estimated yearly Bandwidth usage, requires additional equipment or incurs additional port charges the additional costs shall be billed at the same rate set forth in Section 4.

4.  COSTS AND PAYMENT

4.1 Costs. The costs of the services to be provided will be at the rates set forth on Exhibit "A" hereto and incorporated herein.

4.2 Payment. As pre-payment of the services to be rendered hereunder, REAL TIME shall issue to QUEST NET 1,800,000 shares of the Company's Series A Preferred Non-Voting Stock, $10.00 per share face value (the "Preferred Stock"), for an aggregate dollar amount of US $18,000,000. The rights and preferences of the Preferred Stock are more fully described in Exhibit "B" hereto and incorporated herein The delivery of the Preferred certificates will take place within ten business (10) days or less from the execution of this Agreement (the "Delivery Date"). REAL TIME shall have the right to call the Preferred Stock not converted, in whole or in part, at any time.

4.3 Conversion and Redemption of Preferred Stock. QUEST NET shall provide to REAL TIME a monthly report showing the actual costs of Services, giving effect to the 20% prepayment discount, provided by QUEST NET (the "Actual Costs"). Within fifteen days from the receipt of the invoice, REAL TIME or STIC shall have the option to redeem that number of the Preferred Shares with a face value equal to the Actual Costs (the "Redeemable Shares"), at a redemption price of $10.00 per share. If REAL TIME or STIC does not redeem the Redeemable Shares within such fifteen day period, QUEST NET shall have the right to convert the Redeemable Shares, at a conversion rate equal to (i) the average 5 day bid price (as of the date of conversion) of STIC's common stock (the " Common Stock"), if the Common Stock is publicly traded, or at the book value per share of the Common Stock, if the Common Stock is not publicly traded. If, upon termination of this Agreement, by passage of time or otherwise, the Actual Costs are less than the prepaid contract price, QUEST NET shall return to

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REAL TIME that number of Preferred Shares equal to the difference between the
Prepaid Contract Price and the Actual Costs.

5. MAINTENANCE SERVICE. REAL TIME will make its Facilities and/or Software available to QUEST NET for prevention and remedial maintenance and/or appropriate QUEST NET security checks. Except for remedial maintenance to correct Service problems, QUEST NET will give REAL TIME at least 24 hours notice and, whenever practical, will arrange same at mutually agreeable times to minimize any disruption to REAL TIME's operations.

6.  SERVICE LEVEL COMMITMENTS.

6.1 Commencement of Operations. Within 15 days after the execution of this Agreement and the designation of a site by REAL TIME software and Services will be fully operational.

6.2 Unavailability of Services. If the Services are unavailable for four (4) hours or more in any calendar month, REAL TIME shall be entitled to a credit equal to one (1) day's Service for each full four (4) hour period of unavailability, to be taken by REAL TIME as a credit against subsequent invoices for such Services, anytime within the immediately following two (2) months. In the event that Services are unavailable for more than four (4) hours at any one time, QUEST NET shall, at its sole cost, switch REAL TIME to another provider of the Services until such time as QUEST NET can resume providing Services. The period of unavailability will commence when REAL TIME notifies QUEST NET of unavailability or when QUEST NET notifies REAL TIME of same, and shall end when QUEST NET restores availability of the Service. If QUEST NET is unable to resume providing Services for a period of 5 days or more, REAL TIME shall have the option, at its sole discretion, to terminate this Agreement.

The term "unavailable shall mean that the Services are not available for use by or being provided to REAL TIME. Services shall not be considered unavailable because of (i) any regularly scheduled downtime or preventive or other maintenance of which REAL TIME has been notified of in advance and has agreed to; (ii) any maintenance or service interruptions requested by REAL TIME; (iii) downtime or Service interruptions resulting from REAL TIME's acts or failure to act in a timely and/or proper manner when notified to do so by QUEST NET, including, without limitation, failure to install or properly use updates or to make available the Facilities or components for testing or repair or to otherwise comply with QUEST NET's instructions and service requirements; or (iv) regular configuration or re-configuration periods.

7. SOFTWARE LICENSE Subject to the terms of this Agreement, REAL TIME is hereby granted a non-exclusive license and right to use the Software provided hereunder, solely in connection with the Equipment and/ or

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Services to which the Software relates. REAL TIME's license and right to use the
Software will terminate immediately upon termination of this Agreement or if the Services or Equipment to which the Software relates is no longer in use by REAL TIME. REAL TIME may not duplicate, distribute, loan, lease or modify, the Software or create derivative works without the consent of QUEST NET. REAL TIME may not reverse engineer, decompile, or disassemble the Software.

8. NETWORK INFORMATION, COMMUNICATION AND SECURITY. The network connection provided by QUEST NET may be used to facilitate communication between REAL TIME's network and systems operated by REAL TIME and the other systems connected by QUEST NETNet and the Internet. QUEST NET makes no representations or warranties with respect to QUEST NETNet, the Services, Equipment, Software or Documentation with regard to the blockage or prevention of the transmission of viruses, worms or other programs, communications, data or other tangible or intangible items which actually will or have the potential to be disruptive or damaging to computers and related software

REAL TIME agrees to implement reasonable internal procedures to promote efficient use of QUEST NETNet and to minimize and avoid, whenever commercially practical, unnecessary network traffic, disruption, and interference with other users of the interconnected network.

9. COMPLIANCE WITH LAWS. REAL TIME shall comply with all material applicable present and future federal, state, county, local and, where necessary, foreign laws, ordinances and regulations, including those governing the export of goods or services from the United States, relating to the Services, Equipment, Software, QUEST NETNet, Documentation and/or any other materials, services or interconnection hereunder

10. LIMITED WARRANTY. QUEST NET warrants that the Services, Equipment and Software will perform substantially in accordance with the QUEST NET' Documentation, and any updates thereto and as represented to REAL TIME by QUEST NET. QUEST NET also warrants that the Equipment or other tangible items provided hereunder will be free from defects in material and workmanship under normal use (the "Limited Warranty"). The Limited Warranty will be void if: (i) REAL TIME, without QUEST NET's approval, modifies or alters the Services, Equipment or Software uses or connects same in a manner inconsistent with QUEST NET's requirements and specifications, or (ii) the failure results from accident, abuse, misapplication or other use by REAL TIME, inconsistent with QUEST NET's Documentation.

11. LIMITATION OF LIABILITIES AND REMEDIES. QUEST NET makes no attempt to verify accurate or complete receipt of any transmission, message or communication and except as set forth in this Agreement, is not responsible for any alteration or loss of data resulting from delays, non

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deliveries, incorrect deliveries or interruptions, unless caused by the negligence, misconduct, carelessness, misfeasance or malfeasance of QUEST NET. In addition, QUEST NET has no obligation, liability or responsibility for, nor does QUEST NET monitor the contents of any communications, messages, data or information REAL TIME transmits or receives via the Services or Equipment, except for those sent by QUEST NET to REAL TIME. Provided however, that QUEST NET will be responsible for and monitor control and supervise data and information used for operational engineering purposes and the efficient operation of QUEST NETNet and interconnections thereto, including REAL TIME's.

12. UPGRADE OF SERVICE. REAL TIME may elect to upgrade the level of service provided hereunder at any time without incurring a service charge for the service upgrade, provided that the service upgrade will be in effect for at least one year. The cost of any such upgrades will be invoiced and paid, from the prepaid amount, as set forth in Section 4 above.

13. UNITED STATES GOVERNMENT RESTRICTED RIGHTS. The Software and associated documentation are provided with RESTRICTED RIGHTS. Use, duplication or disclosure is subject to restrictions set forth in DFARS 252.227-7013, subparagraph (c) (1)(ii) [the Rights in Technical Data Computer Software clause] or 48CFR52.227-19, subparagraphs (e) (1) and (2) [Commercial Computer Software Restricted Rights], as applicable.

14. RELATIONSHIP OF PARTIES. Except as set forth herein, neither party shall have any right or authority to create any obligation on the part of the other party or bind the other party to any agreement.

15. INVESTMENT REPRESENTATION. QUEST NET hereby acknowledges that the Preferred Shares and the shares underlying the Preferred Shares are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities statute. The Preferred Shares and the shares underlying the Preferred Shares are being acquired by QUEST NET for its own account, for investment purposes only, and not with a view to any distribution thereof. QUEST NET agrees that no transfer or other disposition of the Preferred Shares or the shares underlying the Preferred Shares or any interest therein will be made in violation of the Securities Act or any state securities statute. QUEST NET will execute an Investment Letter to this effect.

16. NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be delivered by U.S. Certified Mail, return receipt requested, or by special messenger service with receipt (such as Federal Express), by facsimile delivery or by hand at the addresses set forth above, or such substitute address of which notice is given in like manner. The

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transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

17. GOVERNING LAW, VENUE AND ARBITRATION. This Agreement shall be deemed to be executed in the State of Florida and governed by the laws of the State of Florida. Any controversy or claim arising out of or relating to this Agreement or to the interpretation, breach or enforcement thereof, except a claim for injunctive relief, shall be submitted to an arbitrator and settled by arbitration in Broward County Florida in accordance with the rules then obtaining of the American Arbitration Association. Any award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgement may be entered thereon in any court having jurisdiction thereof. Nothing contained herein shall serve to prohibit the parties from seeking injunctive relief in a court of competent jurisdiction.

18. SEVERABILITY CLAUSE. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

19. SUCCESSORS. Subject to the provisions of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

20. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

21. WAIVER AND AMENDMENT. The waiver by any party to this Agreement of a breach of any provision hereof by any other party shall not be construed as a waiver of any subsequent breach by any party. No provision of this Agreement may be terminated, amended, supplemented, waived or modified other than by an instrument in writing signed by the party against whom the enforcement of the termination, amendment, supplement, waiver or modification is sought.

22. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature, provided however that original signatures must be provided within ten days from the date of signing.

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23. ATTORNEY FEES AND COSTS. In the event any action is commenced, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses.

24. ASSIGNMENT. This Agreement may be assigned by REAL TIME to a wholly owned subsidiary. No other assignment will be permitted by either party without the other party prior written consent, which shall not be unreasonably withheld.

25. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written agreements regarding the same subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year set forth below.

Dated:  August 19, 1998

In the presence of:

                           Real-Time Encryption, Inc.



                           By: /s/ J. Forrest Tytler
                               ---------------------------
                               J. Forrest Tytler, Chairman

                           Secure Transaction International
                           Corporation

[Illegible]                BY: /s/ J. Forrest Tytler
------------------------      ---------------------------
                              J. Forrest Tytler, Chairman



                           QUEST NET Corp.

                           BY: /s/ Camilo Periera
------------------------      ---------------------------
                              Camilo Periera, President


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                                    EXHIBIT A
                                COST OF SERVICES

1. SETUP COSTS $6,000

2. BANDWIDTH

BANDWIDTH                            MONTHLY                  MONTHLY
                                                              DISCOUNTED

45 Mbps        $55,5000x3            $165,000                 $132,000

*   MONTHLY PRICE BASED ON 95% USAGE.
**  AVAILABILITY: ALL BACKBONE CITIES
*** EXCLUSIVE OF ANY BELL SOUTH CHARGES WHICH MUST BE PAID BY STIC.



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                                    EXHIBIT B

                    Description of Series "A" Preferred Stock

The Series A Preferred Stock of REAL TIME was properly authorized by the REAL TIME's Board of Directors and will be filed with Secretary of State. The shares initially have a designated face value of ten dollars ($10) per share. Fifty million (50,000,000) shares of Preferred Stock have been authorized, 1,800,000 of which were designated as Series A and reserved for issuance as consideration for this Transaction. The Series A Preferred shares have never traded in the market and have never been registered as a part of any registration statement filed by REAL TIME with the Securities and Exchange Commission. The value of the shares was arbitrarily determined by REAL TIME's Board of Directors after taking into consideration, among other things, the features of the Series A Preferred Stock and the prospects for the company's success in connection with projects acquired with Series A Preferred Stock.

The preferred stock features are:

1. $10.00 face value per share.

2. Non Voting

3. REAL TIME has the right to redeem at any time, any and all Preferred Shares by payment of the face value thereof.

4. The Preferred Shares shall be convertible, at a conversion rate equal to (i) the average 5 day bid price (as of the date of conversion) of STIC's common stock (the "Common Stock"), if the Common Stock is publicly traded, or at the book value per share of the Common Stock, if the Common Stock is not publicly traded.

THE PREFERRED SHARES AND THE SHARES UNDERLYING THE PREFERRED SHARES ARE NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES STATUTE. THE PREFERRED SHARES AND THE SHARE UNDERLYING THE PREFERRED SHARES ARE BEING ACQUIRED By QUEST NET FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES ONLY, AND NOT WITH A VIEW TO ANY DISTRIBUTION THEREOF. QUEST NET AGREES THAT NO TRANSFER OR OTHER DISPOSITION OF THE PREFERRED




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SHARES OR THE SHARES UNDERLYING THE PREFERRED SHARES OR ANY INTEREST THEREIN
WILL BE MADE IN VIOLATION OF THE SECURITIES ACT OR ANY STATE SECURITIES STATUTE. QUEST NET WILL EXECUTE AN INVESTMENT LETTER TO THIS EFFECT.

FLORIDA LAW PROVIDES THAT WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, ANY SALE MADE IN FLORIDA IS VOIDABLE BY THE PURCHASER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE COMPANY, AN AGENT OF THE COMPANY OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER. SUCH WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH SUCH WITHDRAWAL, YOU NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SHOWN HEREIN INDICATING YOUR INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM MUST BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY. IF SENDING A LETTER, AN INVESTOR SHOULD SEND IT BY CERTIFIED MAIL. RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND TO EVIDENCE THE TIME WHEN IT IS MAILED. ANY ORAL REQUESTS FOR RESCISSION SHOULD BE ACCOMPANIED BY A REQUEST FOR WRITTEN CONFIRMATION THE ORAL REQUEST WAS RECEIVED ON A TIMELY BASIS.

AS REQUIRED BY SECTION 517.061(11)(A)3 FLORIDA STATUTES, AND RULE
3E-500.05(5)(A) PROMULGATED THEREUNDER, YOU OR YOUR REPRESENTATIVES MAY HAVE, AT THE OFFICES OF THE COMPANY AT ANY REASONABLE HOUR, AFTER REASONABLE PRIOR NOTICE, ACCESS TO THE MATERIALS SET FORTH IN THE RULE WHICH THE COMPANY CAN OBTAIN WITHOUT UNREASONABLE EFFORT OR EXPENSE.





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